Rigel Capital, LLC

Code Of Ethics

Code of Ethics

Amended Date: August 31, 2007

_______________________________________________________________________________

General

The Code of Ethics is predicated on the principle that Rigel owes a fiduciary duty to its clients. Accordingly, Rigel’s Employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of clients. At all times, Rigel must:

•

Place client interests ahead of Rigel’s – As a fiduciary, Rigel must serve in its clients’ best interests. In other words, Rigel Employees may not benefit at the expense of advisory clients. This concept is particularly relevant when Employees are making personal investments in securities traded by advisory clients.

•

Engage in personal investing that is in full compliance with Rigel’s Code of Ethics – Employees must review and abide by Rigel’s Personal Securities Transaction and Insider Trading Policies.

•

Avoid taking advantage of your position – Employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with Rigel, or on behalf of an advisory client.

•

Maintain full compliance with the Federal Securities Laws1 – Employees must abide by the standards set forth in Rule 204A-1 under the Advisers Act and Rule 17j-1 under the IC Act.

Any questions with respect to Rigel’s Code of Ethics should be directed to the CCO.  As discussed in greater detail below, Employees must promptly report any violations of the Code of Ethics to the CCO.  All reported Code of Ethics violations will be treated as being made on an anonymous basis.

Guiding Principles & Standards of Conduct

All Employees of Rigel will act with competence, dignity and integrity, in an ethical manner, when dealing with clients, the public, prospects, third-party service providers and fellow Employees.  The following set of principles frame the professional and ethical conduct that Rigel expects from its Employees and consultants:

•

Act with integrity, competence, diligence, respect, and in an ethical manner with the public, clients, prospective clients, employers, Employees, colleagues in the investment profession, and other participants in the global capital markets;

•

Place the integrity of the investment profession, the interests of clients, and the interests of Rigel above one’s own personal interests;

•

Adhere to the fundamental standard that you should not take inappropriate advantage of your position;

•

Avoid any actual or potential conflict of interest, wherever possible;

•

Conduct all personal securities transactions in a manner consistent with this policy;

•

Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

•

Practice and encourage others to practice in a professional and ethical manner that will reflect favorably on you and the profession;

•

Promote the integrity of, and uphold the rules governing, capital markets;

•

Maintain and improve your professional competence and strive to maintain and improve the competence of other investment professionals.

•

Comply with applicable provisions of the federal securities laws.

1

“Federal securities laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

Personal Security Transaction Policy

Employees may not purchase or sell any security in which the Employee has a beneficial ownership unless the transaction occurs in an exempted security or the Employee has complied with the Personal Security Transaction Policy set forth below.

Pre-Clearance Procedures

In addition to the Pre-Clearance requirements for IPOs and Limited Offering, Rigel’s Employees must have written clearance before executing any security transaction. Rigel reserves the right to disapprove any proposed transaction that may have the appearance of improper conduct.

Employees and household members shall complete Rigel’s Pre-Clearance Form (See Attachment A).  All pre-clearance requests must be submitted to the CCO or the CCO designee; in most cases pre-clearance requests will be submitted to the trading desk.  The CCO’s designee shall be limited to the Deputy CCO, Senior Trader, CIO or Chief Risk Control Officer. While it is not prohibited, employees are discouraged from purchasing securities that are currently held in client portfolios.  Employees will be prohibited from purchasing securities within 3 days before anticipated purchases into client portfolios, and will be prohibited from selling securities within 3 days after the security is sold in a client portfolio.

A record of any required approval, as required under this policy, and the reasons supporting those decisions for approving investment purchases in initial public offerings and private placements, shall be kept as required in the Records section of this Policy.  Please refer to Attachment B for a copy of the Limited Offering and IPO Request and Reporting Form.

Once granted, a pre-clearance authorization expires simultaneous with the close of trading on the NYSE on the same day it was granted.  If the employee did not complete his/her trade on that day, or if the employee wishes to trade additional shares in the same security on a following day, that employee must obtain another trade pre-clearance subject to the same aforementioned procedures.

Pre-clearance is not required for transactions taking place in any of the Exempted Securities described below.  In addition, pre-clearance is not required for purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired (e.g. employee stock option plans).

A. Initial Public Offerings

Employees are restricted from acquiring securities, other than fixed income securities, in an initial public offering, but excluding IPO’s of equity securities in public auctions, in order to preclude any possibility of such person profiting from their positions with Rigel.  Employees are permitted to participate in IPO allocations received through investments in Rigel’s pooled investment vehicles.  Any employees are considered restricted members in the pooled investment vehicles and will only receive IPO allocations in accordance with the de minimus exemptions under NASD Rule 2790.

B. Limited Offerings

Employees may not purchase any securities in a private placement/limited offerings, without prior approval.  Any person authorized to purchase securities in a private placement shall disclose that investment when they play a part in any subsequent consideration by Rigel of an investment in the issuer.  In such circumstances, Rigel’s decision to purchase securities of the issuer shall be subject to independent review by investment personnel with no personal interest in the issuer.

Reportable and Exempt Securities

Rigel requires Employees to provide periodic reports (See Reporting section below) regarding transactions and holdings in any security, as that term is defined in Section 202(a)(18) of the Advisers Act (“Reportable Security”), except that it does not include:

•

Direct obligations of the Government of the United States;

•

Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•

Shares issued by money market funds;

•

Shares issued by open-end funds other than reportable funds2; and

•

Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

Commodities, futures and options traded on a commodities exchange, including currency futures are not considered securities. However, futures and options on any group or index of securities shall be considered securities.

Please note, such exemption does not apply to shares of open-end mutual funds that are advised by Rigel (or an affiliate) or are otherwise affiliated with Rigel (or an affiliate).  More specifically, Employees must pre-clear and report any personal transaction in a reportable fund.  Rigel is Currently the investment sub-adviser to the Rigel U.S. Equity Large Cap Growth Fund.  Any transactions by employees in the Rigel U.S. Equity Fund must be pre-cleared and also reported on quarterly and annual holdings reports.

2

A “Reportable Fund” means (a) any fund for which Rigel serves as the investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940 (i.e., in most cases Rigel would need to be approved by the fund's board of directors before you can serve); or (b) any fund whose investment adviser or principal underwriter controls Rigel, is controlled by Rigel, or is under common control with Rigel.   Currently, Rigel is the investment sub-adviser to the Rigel U.S. Equity Large Cap Growth Fund, a registered investment company.

Beneficial Ownership

Employees are considered to have beneficial ownership of securities if they have or share a direct or indirect pecuniary interest in the securities. Employees have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction.

The following are examples of indirect pecuniary interests in securities:

•

Securities held by members of Employees’ immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included;

•

Employees’ interests as a general partner in securities held by a general or limited partnership; and

•

Employees’ interests as a manager/member in the securities held by a limited liability company.

Employees do not have an indirect pecuniary interest in securities held by entities in which they hold an equity interest unless they are a controlling equity holder or they share investment control over the securities held by the entity.

The following circumstances constitute beneficial ownership by Employees of securities held by a trust:

•

Ownership of securities as a trustee where either the Employee or members of the Employees’ immediate family sharing a household have a vested interest in the principal or income of the trust;

•

Ownership of a vested beneficial interest in a trust; and

•

An Employee’s status as a settlor/grantor of a trust, unless the consent of all of the beneficiaries is required in order for the Employee to revoke the trust.

Exempt Transactions

The following transactions are considered exempt transactions and therefore do not require reporting under the Personal Security Transaction Policy:

•

Any transaction in an account over which the Employee does not have any direct or indirect influence or control.

•

Purchases that are part of an automatic investment plan.3

From time to time, the CCO may exempt certain transactions on a fully documented trade-by-trade basis.

3

“Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

Reporting

In order to provide Rigel with information to enable it to determine with reasonable assurance any indications of “scalping”, “front-running” or the appearance of a conflict of interest with the trading by Rigel clients, each Employee of Rigel shall submit the following reports in the forms attached hereto to  the  CCO  showing  all accounts, holdings transactions  in  securities  in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership except for exempt transactions listed in the section above entitled Exempt transactions.

Quarterly Transaction Reports

Note:  Reporting of quarterly transactions required under this section should be entered into ACA’s proprietary web-based Securities Transaction Online Compliance System (“STOCS”)

Unless employees enter information into STOCS, employees shall be required to instruct their broker-dealers to send to Rigel duplicate broker trade confirmations and/or account statements of the Employee which shall be received by the CCO, at a minimum, no later than thirty (30) days after the end of each calendar quarter or if an Employee’s trades do not occur through a broker-dealer (i.e., purchase of a private investment fund), such transactions shall be reported separately on the quarterly personal securities transaction report provided in Attachment C.  The quarterly transaction reports shall contain at least the following information for each transaction in a Reportable Security in which the Employee had, or as a result of the transaction acquired, any direct or indirect beneficial ownership4:  (a) the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Reportable Security involved; (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (c) the price of the Reportable Security at which the transaction was effected; (d) the name of the broker, dealer or bank with or through which the transaction was effected; and (e) the date that the report is submitted.

EMPLOYEES ARE REMINDED THAT THEY MUST ALSO REPORT TRANSACTIONS BY MEMBERS OF THE EMPLOYEE’S IMMEDIATE FAMILY INCLUDING SPOUSE, CHILDREN AND OTHER MEMBERS OF THE HOUSEHOLD IN ACCOUNTS OVER WHICH THE EMPLOYEE HAS DIRECT OR INDIRECT INFLUENCE OR CONTROL.

4

“Beneficial Ownership,” as set forth under Rule 16a-1(a)(2), determines whether a person is subject to the provision of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, which generally encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect “pecuniary interest” (i.e., some economic benefit) from the ownership of a security.  This may also include securities held by members of an Employee’s immediate family sharing the same household; provided however, this presumption may be rebutted.  The term immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships.  Any report of beneficial ownership required thereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

Initial and Annual Holdings Reports

Note:  All Holdings Reports required under this section should be entered into ACA’s proprietary web-based Securities Transaction Online Compliance System (“STOCS”)

New Rigel Employees are required to report all of their personal securities holdings not later than 10 days after the commencement of their employment (See Attachment D for a copy of the Initial Holdings Report).  The initial holdings report must be current as of a date not more than 45 days prior to the date the person becomes subject to this Code.  Duplicate brokerage or custodial statements can NOT be submitted in lieu of such report, unless there is only ONE brokerage or custodial account in which the employee maintains a beneficial interest.

Existing Employees are required to provide Rigel with a complete list of securities holdings on an annual basis, or on or before February 14th (as determined by Rigel) of each year.  The report shall be current as of December 31st , which is a date no more than 45 days from the final date the report is due to be submitted.  (See Attachment E for a copy of the Annual Holdings Report).  Duplicate brokerage or custodial statements can NOT be submitted in lieu of such report.

Each holdings report (both the initial and annual) must contain, at a minimum: (a) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the Employee has any direct or indirect beneficial ownership; (b) the name of any broker, dealer or bank with which the Employee maintains an account in which any securities are held for the Employee's direct or indirect benefit; and (c) the date the Employee submits the report.

Employees must report the name of any broker, dealer or bank with which the employee maintains an account in which any securities are held for the employee’s direct or indirect benefit.  Please note that this requirement does not provide for any exemptions to the definition of a security, as that term is defined in Section 202(a)(18) of the Advisers Act.  Thus, if Employees have a beneficial interest in a Non-Reportable Security in an account that has not previously been reported, the name of the broker, dealer or bank where these accounts are maintained must be reported (See Attachment C for a copy of the Annual Account Opening Reporting Form).

Trading and Review

On behalf of Rigel, ACA shall also conduct a post-trade review of Rigel Employees’ personal trading. Specifically, Rigel Employees submit their personal trades electronically into ACA’s proprietary web-based Securities Transaction Online Compliance System (“STOCS”).  Rigel Employees may enter their trades into the STOCS contemporaneously as they trade throughout a quarter or all at once after the end of the quarter.  Alternatively, the firm may aggregate the personal trades of all of its Employees into an electronic download and forward such information on to ACA.  Regardless of the method of submission, all Employee trades must be reported to ACA within thirty (30) days after the end of each calendar quarter.  All employee holdings reports must be submitted/updated within forty-five (45) days of the calendar year end.  ACA will then compare such trades to the quarterly download of Rigel’s clients’ trades and this Code.  A quarterly report will be issued by ACA to Rigel regarding its review. The CCO or the designee will review ACA’s report to ensure that Employees’ investment patterns are consistent with this Personal Security Transactions Policy.

The reason for the development of a post transaction review process is to ensure that Rigel has developed procedures to supervise the activities of its associated persons.  The comparison of Employee trades to those of advisory clients will identify potential conflicts of interest or the appearance of a potential conflict.

Exceptions to Policy

Rigel’s management, upon the advice of counsel, may allow exceptions to this policy on a case-by-case basis when the abusive practices that the policy is designed to prevent, such as front-running or conflicts of interest, are not present and the equity of the situation strongly supports an exemption.  An example is the involuntary sale of the securities due to unforeseen corporate activity such as a merger.  The ban on short-term trading profits is specially designed to deter potential conflicts of interest and front-running transactions, which typically involve a quick trading pattern to capitalize on a short-lived market impact of a trade by one of Rigel’s client portfolios.  Rigel’s management shall consider the policy reasons for the ban on short-term trades, as stated herein, in determining when an exception to the prohibition is permissible.  The granting of an exception to this prohibition shall be permissible if the securities involved in the transaction are not (i) being considered for purchase or sale by the portfolio of the firm that serves as the basis of the individual’s “investment personnel” status or (ii) being purchased or sold by the portfolio of the firm that serves as the basis of the individual’s “investment personnel” status and, are not economically related to such securities; exceptions granted under this provision are conditioned upon receipt by a duly authorized officer of Rigel of a report of the transaction and certification by the respective investment personnel that the transaction is in compliance with this Code of Ethics.

If Rigel discovers that an Employee is personally trading contrary to the policies set forth above, the Employee shall meet with the CCO and Chief Executive Officer to review the facts surrounding the transactions. This meeting shall help Rigel to determine the appropriate course of action.

Reporting Violations and Remedial Actions

Rigel takes the potential for conflicts of interest caused by personal investing very seriously.  As such, Rigel requires its Employees to promptly report any violations of the Code of Ethics to the CCO.  Rigel’s management is aware of the potential matters that may arise as a result of this requirement, and shall take action against any Employee that seeks retaliation against another for reporting violations of the Code of Ethics.

RIGEL HAS ZERO TOLERANCE FOR RETALIATORY ACTIONS AND THEREFORE MAY SUBJECT OFFENDERS TO MORE SEVERE ACTION THAN SET FORTH BELOW.  IN ORDER TO MINIMIZE THE POTENTIAL FOR SUCH BEHAVIOR, ALL REPORTS OF CODE OF ETHICS VIOLATIONS WILL BE TREATED AS BEING MADE ON AN ANONYMOUS BASIS.

If any violation  of Rigel’s Personal Security Transaction Policy is determined to have occurred,  the  CCO may impose sanctions and take such other actions as he/she deems appropriate,  including, without limitation, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading  rights or  suspension  of  employment  (with or  without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause or any combination of the foregoing.  All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations.  Any profits or gifts forfeited shall be paid to the applicable client(s), if any, or given to a charity, as the CCO shall determine is appropriate.

No person shall participate in a determination of whether he or she has committed a violation of this Policy or in the imposition of any sanction against himself or herself.

Disclosure

Rigel shall describe its Code of Ethics to clients in Part II of Form ADV and, upon request, furnish clients with a copy of the Code of Ethics.  All client requests for Rigel’s Code of Ethics shall be directed to the CCO.

The requirement to report on issues to Rigel’s clients, including Fund and ERISA client’s Boards under this Code and securities regulations may include significant conflicts of interest that arise involving the personal investment policies, even if the conflicts have not resulted in a violation of this Code. For example, Rigel may be required to report to the client’s Board if a Portfolio Manager is a director of a company whose securities are held by the client’s portfolio.

If the CCO determines that a material violation of this Code has occurred, he or she shall promptly report the violation, and any enforcement action taken, to Rigel’s senior management.  If Rigel’s senior management determines that such material violation appears to involve a fraudulent, deceptive or manipulative act, Rigel will report its findings to the Fund’s Board of Directors or Trustees pursuant to Rule 17j-1.

Recordkeeping

Rigel shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission or Rigel’s management.

•

A copy of this Policy and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

•

A record of any violation of this Policy and of any action taken as a result of such  violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

•

A record of all written acknowledgements (annual certifications) as required by this Policy for each person who is currently, or with the past five years was, an Employee of Rigel.

•

A copy of each report made pursuant to this Policy by an Employee, including any information provided in lieu of reports, shall be preserved by the Company for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

•

A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Policy, or who are or were responsible for  reviewing  these reports, shall be maintained in an easily accessible place;

•

The Company shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any limited offering or IPO by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

•

A copy of each finding presented to the Board of a Fund shall be preserved by Rigel for at least five years after the end of the fiscal year in which the record is made, the first two years in an easily accessible place.

Responsibility

The CCO will be responsible for administering the Personal Security Transaction Policy.  All questions regarding the policy should be directed to the CCO.

In the event a material change is made to the Personal Trading Policy of the Code of Ethics, the CCO shall inform the Fund’s CCO of such material change and ensure that such material change is approved by the Fund's Board no later than six months after adoption of the material change.

Insider Trading Policy

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, Rigel has instituted procedures to prevent the misuse of nonpublic information.

Although “insider trading” is not defined in securities laws, it is generally thought to be described as trading either personally or on behalf of others on the basis of material non-public information or communicating material non-public information to others in violation of the law.   In the past, securities laws have been interpreted to prohibit the following activities:

•

Trading by an insider while in possession of material non-public information; or

•

Trading by a non-insider while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential; or

•

Communicating material non-public information to others in breach of a fiduciary duty.

•

Rigel’s Insider Trading Policy applies to all of its Employees. Any questions should be directed to the CCO.

Whom Does the Policy Cover?

This policy covers all of Rigel’s Employees as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the Employee is an officer, director or 10% or greater stockholder and a partnership of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.

What Information is Material?

Individuals may not be held liable for trading on inside information unless the information is material. “Material information” is generally defined as information for which there is a substantial likelihood that an investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.

Advance knowledge of the following types of information is generally regarded as “material”:

•

Dividend or earnings announcements

•

Write-downs or write-offs of assets

•

Additions to reserves for bad debts or contingent liabilities

•

Expansion or curtailment of company or major division operations

•

Merger, joint venture announcements

•

New product/service announcements

•

Discovery or research developments

•

Criminal, civil and government investigations and indictments

•

Pending labor disputes

•

Debt service or liquidity problems

•

Bankruptcy or insolvency problems

•

Tender offers, stock repurchase plans, etc.

•

Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company’s securities, all of the company’s securities, the securities of another company, or the securities of several companies. The misuse of material non-public information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company’s business. For example, material information about the contents of an upcoming newspaper column may effect the price of a security, and therefore be considered material.

What Information is Non-Public?

In order for issues concerning insider trading to arise, information must not only be material, but also non-public. “Non-public” information generally means information that has not been available to the investing public.

Once material, non-public information has been effectively distributed to the investing public, it is no longer classified as material, non-public information. However, the distribution of non-public information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.

Rigel’s Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information. Whether the “tip” made to the Employee makes him/her a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The “benefit” is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information. Employees may also become insiders or tippees if they obtain material, non-public information by happenstance, at social gatherings, by overhearing conversations, etc.

Penalties for Trading on Insider Information

Severe penalties exist for firms and individuals that engage in the act of insider trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of insider trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

Procedures to follow if an Employee Believes that he/she Possesses Material, Non-Public Information

If an Employee has questions as to whether they are in possession of material, non-public information, they must inform the CCO as soon as possible. From this point, the Employee, CCO and Chief Executive Officer will conduct research to determine if the information is likely to be considered important to investors in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in insider trading, Employees:

•

Shall not trade the securities of any company in which they are deemed insiders who may possess material, non-public information about the company.

•

Shall not engage in securities transactions of any company, except in accordance with Rigel’s Personal Security Transaction Policy and the securities laws.

•

Shall submit personal security trading reports in accordance with the Personal Security Transaction Policy.

•

Shall not discuss any potentially material, non-public information with colleagues, except as specifically required by their position.

•

Shall immediately report the potential receipt of non-public information to the CCO.

•

Shall not proceed with any research, trading, etc. until the CCO and Chief Executive Officer inform the Employee of the appropriate course of action.

Serving As Officers, Trustees and/or Directors of Outside Organizations

Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations by completing Attachment H. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

At certain times, Rigel may determine that it is in its clients’ best interests for an Employee(s) to serve as an officer or on the board of directors of an outside organization. For example, a company held in clients’ portfolios may be undergoing a reorganization that may affect the value of the company’s outstanding securities and the future direction of the company. Service with organizations outside of Rigel can, however, raise serious regulatory issues and concerns, including conflicts of interests and access to material non-public information.

As an outside board member or officer, an Employee may come into possession of material non-public information about the outside company, or other public companies. It is critical that a proper information barrier be in place between Rigel and the outside organization, and that the Employee does not communicate such information to other Rigel Employees in violation of the information barrier.

Similarly, Rigel may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the Employee must not be involved in the decision to retain or hire Rigel.

Rigel Employees are prohibited from engaging in such outside activities without the prior written approval from the CCO.  Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part II of Form ADV.

Responsibility

The CCO will be responsible for administering the Insider Trading, Serving as Officers, Trustees and/or Directors of Outside Organizations and Gift Policies.  All questions regarding the policies should be directed to the CCO.

Attachment A

Personal Trading Pre-Clearance Form

The pre-clearance form documents that the proposed transaction is not a conflicting transaction. Pre-clearance must be granted prior to placing a trade, and is only good for the day of the approval.

1.

Buy

____________

Sell

____________ Short ____________

2.

Security____________________________________________________

3.

Common Stock

 _________  Option _________  Debt __________ Other ______________

4.

If applicable, is the Equity a “New Issue”?

Yes____________ No____________

5.

Symbol

________________________

6.

Number of Shares/Contracts/Principal_____________________

7.

Brokerage Account Number_____________________  Custodian_______________________

8.

Employee has no inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of Company policy or securities laws.

Employee

___________________________________________ (PRINT NAME)

Signed ________________________________________________

__________________

Date

By signing below, the individual verifies that the proposed transaction described above does not violate Rigel’s Personal Security Transaction Policy. Note: One signature is required for pre-clearance.

_______________________________________________

__________________

CCO

Date

_______________________________________________

__________________

Chief Executive Officer/Trader/Portfolio Manager

Date

Attachment B

Limited Offering & IPO Request and Reporting Form

Name of Issuer:

___________________________________

Type of Security:

___________________________________

Public Offering Date:

___________________________________

(for proposed IPO investments only)

By signing below, I certify and acknowledge the following:

1.

I am not investing in this limited offering or IPO to profit improperly from my position as an Rigel Employee;

2.

The investment opportunity did not arise by virtue of my activities on behalf of an Rigel client; and

3.

To the best of my knowledge, no Rigel clients have any foreseeable interest in purchasing this security.

Furthermore, by signing below, I certify that I have read the Rigel Code of Ethics and believe that the proposed trade fully complies with the requirements of this policy.  I understand Rigel reserves the right to direct me to rescind a trade even if approval is granted.  I also understand that a violation of this policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.

Date:

_____________

Signature:

___________________________________

Print Name:

___________________________________

Attachment C

QUARTERLY TRANSACTION REPORTING FORM REPORTING EMPLOYEE:___________________________________ FOR QUARTER ENDED _________________________________________

In accordance with Rigel’s Code of Ethics, please provide a list of all securities transactions that have occurred during the previous calendar quarter in any account in which you maintain a pecuniary interest.

Number of Shares	Security Name	Type (e.g., equity; fixed income)	Ticker or CUSIP (if app.)	Principal Amount	Buy (acquire)/ Sell (dispose)	Interest rate/ maturity	Price	Date	Broker, Dealer or Bank

DELIVER WITHIN 30 DAYS OF THE END OF EACH CALENDAR QUARTER.

USE ADDITIONAL SHEETS IF NECESSARY.

Attachment D

Initial Holdings Form-Page 1

Employee

_______________________________________________ (PRINT NAME)

Information submitted current as of __________________________ (PRINT DATE)

In accordance with Rigel’s Code of Ethics, please provide a list of all securities in which you have a pecuniary interest.  This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.

Number of Shares	Security Name	Type (e.g., equity; Fixed income)	Ticker or CUSIP (if applicable)	Principal Amount

Use additional sheets as necessary.

Initial Holdings Form-Page 2

In accordance with Rigel’s Code of Ethics, please provide a list of all securities accounts securities in which you have a pecuniary interest.

Name of Broker, Dealer or Bank	Account Title	Account Number

I certify that this form fully discloses all of the securities in which I have a pecuniary interest.  Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

Signature

Date

Reviewed by:  __________________________

Date of Review: ________________________

Exception(s) Noted:       ____No

      _____Yes

If Yes, Describe: ________________________

Attachment E

 Annual Reporting Form-Page 1

Employee

_______________________________________________ (PRINT NAME)

Information submitted current as of __________________________ (PRINT DATE)

In accordance with Rigel’s Code of Ethics, please provide a list of all securities in which you have a pecuniary interest.  This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.

Number of Shares	Security Name	Type (e.g., equity; fixed income)	Ticker or CUSIP (if applicable)	Principal Amount

Use additional sheets as necessary.

Annual Reporting Form-Page 2

In accordance with Rigel’s Code of Ethics, please provide a list of all securities accounts securities in which you have a pecuniary interest.

Name of Broker, Dealer or Bank	Account Title	Account Number

I certify that this form fully discloses all of the securities in which I have a pecuniary interest.  Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

Signature

Date

Reviewed by:  __________________________

Date of Review: ________________________

Exception(s) Noted:       ____No

      _____Yes

If Yes, Describe: ________________________

Attachment F

Gift and Entertainment Report

Employee(s) Receiving/Giving the Gift/Entertainment:

____________________________________________________________________________________

Describe the Gift/Entertainment:

____________________________________________________________________________________

Approximate Total Dollar Amount of Gift/Entertainment:

        $____________________________________

Outside Party that Receives/Gives the Gift/Entertainment:

____________________________________________________________________________________

Is the Receiver of the Gift/Entertainment an Individual or Entity that is associated with a Taft-Hartley Fund?

Yes _________

         No __________

Has Employee Received/Given Additional Gifts/Entertainment from Receiver/Giver within the Past 12 Months?  If Yes, list the Gifts/Entertainment received/given and the approximate Value of the Gifts/Entertainment:

____________________________________________________________________________________

Relationship of Receiver/Giver to Rigel and/or Employee(s):

____________________________________________________________________________________

Reason (if known) the Gift/Entertainment will be given by/given to Rigel and/or Employee(s):

____________________________________________________________________________________

Signature: ______________________________________________

Date: ____________________

Attachment G

Employee Gift/Entertainment Log

Date	Employee Giving/Receiving Gift/Entertainment	Description of Gift/Entertainment	Approximate Dollar Amount of Gift/Entertainment	Receiver/Giver of Gift/Entertainment	Relationship of Receiver/Giver to Rigel and/or Employee	Reason Gift/Entertainment was given by/given to Rigel and/or Employee	Compliance Approval (Yes/No)
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO

Attachment H

Request for Approval of Outside Activity Form

The undersigned hereby requests approval for participation in the following outside activity:

Name and address of company or organization:  _____________________________________________

Nature of organization’s primary business or purpose:  _________________________________________

Is this a public company?  (YES/NO)  If YES, stock symbol:  ___________________________________

Complete description of anticipated role with organization:  ____________________________________

___________________________________________________________________________________

Describe any compensation you will receive:  _______________________________________________

If this request for approval is granted:

➢

I agree to notify the CCO of any change in the above information.

➢

I agree, for private or not-for-profit organizations, to seek approval to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to maintain its not-for-profit status.

➢

I am aware of no other employees who are officers or directors of the organization noted above.

➢

I agree to adhere to the insider trading policies of both Rigel and the organization, and not to communicate any material non-public information in my possession regarding the organization to Rigel’s investment advisory or research staff.

➢

I will avoid participation in discussions regarding service, investment management, or other arrangements with Rigel or its affiliates, and will recuse myself from voting on any such matters.

Signature of Employee

: ______________________________________

Date: ____________________

Approved By:______________________________________________

Date:_____________________